  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2000
                                                     REGISTRATION NO. 333-69589
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                  ------------

                          CADENCE DESIGN SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                     77-0148231
(State or Other Jurisdiction               (I.R.S. Employer Identification No.)
of Incorporation or Organization)



                          2655 SEELY AVENUE, BUILDING 5
                           SAN JOSE, CALIFORNIA 95134
               (Address of Principal Executive Offices) (Zip Code)

                              ----------------------

                          CADENCE DESIGN SYSTEMS, INC.
          AMENDED AND RESTATED 2000 NONSTATUTORY EQUITY INCENTIVE PLAN
                           (Full titles of the Plans)

                              ----------------------

                              R.L. SMITH MCKEITHEN
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          CADENCE DESIGN SYSTEMS, INC.
            2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134
                     (Name and Address of Agent for Service)
                                 (408) 943-1234
          (Telephone number, including area code, of agent for service)

                             ----------------------
                                   COPIES TO:
                            GREGORY J. CONKLIN, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                        ONE MONTGOMERY STREET, 31ST FLOOR
                         SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 393-8200

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
 Title of Securities                                         Proposed Maximum             Proposed Maximum           Amount of
  to be Registered      Amount to be Registered(1)     Offering Price per Share(2)  Aggregate Offering Price(2)  Registration Fee(2)
  ----------------      -----------------------        ------------------------     ------------------------     ----------------
Common   Stock, par         20,000,000 shares               $23.875                     $477,500,000              $126,060.00
value $0.01 per share
======================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock of Cadence Design Systems, Inc. (the "Registrant") which become issuable under 2000 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of calculating the amount of the registration fee under Rule 457(c). The price per share and aggregate offering price are based upon $23.875, the average of the high and low sales price of Registrant's Common Stock on November 10, 2000 as reported on the New York Stock Exchange.
===============================================================================

                                EXPLANATORY NOTE

         This Registration Statement being filed with the Securities and Exchange Commission relates to shares of the Registrant's Common stock issuable under the Registrant's 2000 Nonstatutory Equity Incentive Plan which was previously reported in a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 27, 2000. This Registration Statement is being filed to report an amendment and restatement of that plan to incorporate an increase in the number of shares issuable under that plan from 10,000,000 shares to 30,000,000 shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission on March 27, 2000 is incorporated herein by reference and made a part hereof.

Item 8.  EXHIBITS

         Pursuant to General Instruction E, only those opinions, consents and other exhibits required by Item 8 are provided, as follows:


EXHIBIT NUMBER             EXHIBIT

5.1                        Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1                       Consent of Arthur Andersen LLP, Independent  Public Accountants.

23.2                       Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1                       Power of Attorney (included on the signature pages to this Registration Statement on
                           Form S-8).

99.1                       Amended and Restated 2000 Nonstatutory Equity Incentive Plan.



                                    II-1


Item 9.  UNDERTAKING

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that clauses (1)(i) and (l)(ii) shall not apply if the information required to be included in a post-
 effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 14th day of November, 2000.

                                 CADENCE DESIGN SYSTEMS, INC.

                                 By: /s/ H. Raymond Bingham
                                    -------------------------------
                                          H. Raymond Bingham*
                                 President, Chief Executive Officer and Director


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Raymond Bingham and R.L. Smith McKeithen, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                               TITLE                               DATE

/s/ H. Raymond Bingham
-----------------------------------        President, Chief Executive Officer          November 14, 2000
     H. Raymond Bingham*                   and Director (Principal Executive
                                           Officer)

/s/ William Porter
-----------------------------------        Senior Vice President, Chief Financial      November 14, 2000
     William Porter*                       Officer (Principal Financial Officer
                                           and Principal Accounting Officer)

/s/ Donald L. Lucas
-----------------------------------        Chairman of the Board of Directors          November 14, 2000
     Donald L. Lucas*



-----------------------------------        Director                                    November   , 2000
     Carol A. Bartz


/s/ Dr. Leonard Y.W. Liu
-----------------------------------        Director                                    November 14, 2000
     Dr. Leonard Y.W. Liu*


/s/ Dr. Alberto Sangiovanni-Vincentelli
-----------------------------------        Director                                    November 14, 2000
     Dr. Alberto Sangiovanni
     -Vincentelli*

                                                       II-3


/s/ George M. Scalise
-----------------------------------        Director                                    November 14, 2000
     George M. Scalise*

/s/ Dr. John B. Shoven
-----------------------------------        Director                                    November 14, 2000
     Dr. John B. Shoven*

/s/ Roger S. Siboni
-----------------------------------        Director                                    November 14, 2000
     Roger S. Siboni*


*By: /s/ H. Raymond Bingham                                                            November 14, 2000
     -------------------------

     -------------------------
     Attorney-in-Fact


                                  EXHIBIT INDEX

EXHIBIT NUMBER             EXHIBIT
--------------             -------

5.1                        Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1                       Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2                       Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1                       Power of Attorney (included on the signature pages to this Registration Statement on
                           Form S-8).

99.1                       Amended and Restated 2000 Nonstatutory Equity Incentive Plan.